UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 12, 2020

DELTA APPAREL, INC.

(Exact name of registrant as specified in its charter)

Georgia
(State or Other Jurisdiction of Incorporation)

1-15583		58-2508794
(Commission File Number)		(IRS Employer Identification No.)

322 South Main Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

(864) 232-5200
(Registrant's Telephone Number Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Large accelerated filer	Accelerated filer	Non-accelerated filer	Smaller reporting company	Emerging growth company
☐	☒	☐	☒	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	DLA	NYSE American

Item 5.02                      Departure of Directors or Certain Officers;  Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain  Officers

(e) Effective May 11, 2020, Delta Apparel, Inc. (the "Company") and Robert W. Humphreys, the Company's Chairman and Chief Executive Officer, entered into a fifth amendment (the "Fifth Amendment") to the employment and non-solicitation agreement dated June 10, 2009, between the Company and Mr. Humphreys. The employment and non-solicitation agreement, which was filed with the Securities and Exchange Commission (the "SEC") on August 28, 2009, as Exhibit 10.11 to the Company's Form 10-K for its fiscal year ended June 27, 2009, was subsequently amended on August 17, 2011, June 6, 2012, December 5, 2014, and April 27, 2017, and such amendments were filed with the SEC on August 19, 2011, June 8, 2012, December 8, 2014, and April 28, 2017, respectively (as amended, the "Agreement").

The Fifth Amendment extends the term of the Agreement by an additional two years. Unless earlier terminated in accordance with its terms, the Agreement will now continue until the date the Company files with the SEC its Annual Report on Form 10-K for its 2022 fiscal year.

The Fifth Amendment provides that Mr. Humphreys will continue to participate in the Company's Short-Term Incentive Compensation Plan (the "Plan") and that Mr. Humphreys' base incentive compensation opportunity under the Plan for fiscal years 2021 and 2022 will be the same as that for fiscal years 2018, 2019 and 2020, which is $650,000, with a maximum payout of $1,500,000 for any single fiscal year.

The Fifth Amendment also provides that Mr. Humphreys will  participate in the Company's 2020 Stock Plan (the "Stock Plan") and, pursuant to the terms of the Stock Plan and a separate award agreement between the Company and Mr. Humphreys, Mr. Humphreys will receive a grant of 100,000 restricted stock units, with 50,000 of such restricted stock units eligible to vest upon the filing of the Company's Annual Reports on Form 10-K with the SEC for its 2021 and 2022 fiscal years based solely on Mr. Humphrey’s service through the end of each applicable fiscal year. With respect to any restricted stock units that vest upon the filing of the Company's Annual Reports on Form 10-K with the SEC for fiscal years 2021 and 2022, Mr. Humphreys will receive shares of Company stock equal to the value of the aggregate number of such vested restricted stock units.

The foregoing description of the Fifth Amendment is not complete and is qualified in its entirety by the actual provisions of the Fifth Amendment, a copy of which is filed as an Exhibit to this Current Report on Form 8-K and incorporated herein by reference.

The terms and conditions of the Agreement remain unchanged other than as explicitly amended by the Fifth Amendment.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Fifth Amendment to Employment and Non-Solicitation Agreement dated May 12, 2020, between the Company and Robert W. Humphreys
99.1	Press release issued by Delta Apparel, Inc., on May 12, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date:	May 12, 2020	/s/ Deborah H Merrill
Deborah H. Merrill
Chief Financial Officer and President, Delta Group